Exhibit 99.2

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Exhibit 99.2

JULY 30, 2024



BRIGHTSPIRE CAPITAL

SUPPLEMENTAL FINANCIAL REPORT

SECOND QUARTER 2024

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19) and its adverse impact on the real estate market, the economy and the Company's investments, financial condition and business operation; the Company's operating results may differ materially from the information presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in the Company's other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with accelerating inflationary trends, recent and potential further interest rate increases, the volatility of interest rates, credit spreads and the transition from LIBOR to SOFR, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company's assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the ability to simplify the portfolio, realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected cost savings through the internalization or expected returns on equity and/or yields on investments; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company's ability to maintain or grow the dividend at all in the future; defaults by borrowers in paying debt service on outstanding indebtedness; borrowers' abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO's on a go forward basis, including at a reduced cost of capital; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the impact of the conflict between Russia and Ukraine, global trade tensions, and the implementation and expansion of economic and trade sanctions. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in BrightSpire Capital's other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large publicly-traded, diversified and internally-managed commercial real estate credit REIT

Diversified Portfolio

Of Primarily Floating Rate Senior Loans

$3.9B Total At-Share Assets (Undepreciated)

$2.8B Total Loan Portfolio

- *83 total loans, $33M average size*
- *97% floating-rate loan portfolio*

Liquidity

$317M Total Liquidity[1]

$152M Total Unrestricted Cash (or **$1.16 per share**)[2]

Strong liquidity position to navigate changing market environment

Balance Sheet

2.1x Debt-to-Equity Ratio[3]

$9.08 Undepreciated Book Value Per Share*

Fully undrawn $165M revolver, $1.0B master repurchase facilities availability[2]

Earnings & Dividend

$0.22 Q2'24 Adjusted Distributable Earnings Per Share**

$0.20 Q2'24 Quarterly Dividend Per Share

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net book value
** Refer to the Appendix for a definition and reconciliation to GAAP net income (loss)
As of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE

FINANCIAL RESULTS	• GAAP Net Loss of ($67.9) million, or **($0.53) per share** • Distributable Earnings of $17.0 million, or **$0.13 per share** • Adjusted Distributable Earnings of $28.8 million, or **$0.22 per share** • Paid a dividend of $0.20 per share for Q2'24 • GAAP net book value of **$8.41 per share** and undepreciated book value of **$9.08 per share** • Declared a dividend of $0.16 per share for Q3'24, which is payable on October 15, 2024, to stockholders of record as of September 30, 2024

PORTFOLIO	• **$3.9 billion** total at-share assets; predominantly floating rate senior loans
	• **$2.8 billion** loan portfolio with an average loan size of **$33 million** and W.A. unlevered yield of **8.6%**
	  • **$85 million** of repayment proceeds across four loans in Q2'24
	    – Subsequent to quarter end, received **$38 million** of repayment proceeds across two loans
	  • W.A. risk ranking of **3.2** in line with TTM (3.2 as of Q1'24)
	    – One loan upgraded from risk rank 4 to 3; one risk rank 5 and one risk rank 4 loan resolved during the quarter
	    – Three loans downgraded from risk rank 3 to 4; one loan downgraded from risk rank 4 to 5
	    – 12 watch list loans totaling $543 million or 20% of the total loan portfolio, relatively unchanged vs. Q1'24
	  • Total CECL reserve of $172 million, or $1.32 per share (no specific CECL reserve on balance sheet as of Q2'24)

LIQUIDITY & CAPITALIZATION	• **$317 million** of available liquidity (**$152 million** of unrestricted cash and **$165 million** of revolver capacity)[2] • **$2.0 billion** of total master repurchase facility capacity with **$1.0 billion** of availability[2]

BRIGHTSPIRE CAPITAL

As of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

FINANCIAL OVERVIEW

Key Financial Metrics

GAAP Net Loss ($M) Per Share	**($67.9)** ($0.53)
Distributable Earnings ($M) Per Share	**$17.0** $0.13
Adjusted Distributable Earnings ($M) Per Share	**$28.8** $0.22
Total At-Share Assets ($B) (Undepreciated)	**$3.9**
Total Debt Outstanding (UPB) ($B) Debt-to-Equity[3]	**$2.5** 2.1x
Book Value (GAAP) ($B) Per Share	**$1.1** $8.41
Book Value (Undepreciated) ($B) Per Share	**$1.2** $9.08
CECL Reserve (General) ($M) Per Share / Basis Points ("BPS")[4]	**$171.8** $1.32 / 597 bps
CECL Reserve (Specific) ($M) Per Share	**--** --

Capital Structure



1%
16%
32%
Total capitalization
$3.7B
24%
27%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

Undepreciated Book Value Per Share Bridge



$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$10.67
$0.02
<$0.01
($0.31)
($1.32)
$9.08
3/31/24 Undepreciated BVPS
Earnings in Excess of Dividends
Other*
Change in CECL Reserve
RE impairment
6/30/24 Undepreciated BVPS

* Includes FX translation, equity-based compensation and other OCI adjustments
As of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

PORTFOLIO OVERVIEW

Investment Type

*Based on **GAAP** net carrying value as of June 30, 2024*



Loan portfolio
Net lease & other real estate
CRE debt securities[5]
<1%
17%
83%

Property Type

*Based on **GAAP** gross carrying value as of June 30, 2024*



Multifamily
Office (loan portfolio)
Office (NNN & Other RE)
Industrial
Hotel
Other / Mixed-use
Retail
<1%
6%
6%
8%
14%
23%
43%

Portfolio Overview

(At BRSP share)	Investment count		Carrying value		Net carrying value		Per share
Senior mortgage loans	78	$	2,667	$	790	$	6.05
Mezzanine loans	5		87		87		0.67
General CECL reserves			(172)		(172)		(1.32)
Total loan portfolio	**83**		**2,583**		**705**		**5.40**
Net lease & other real estate	15		799		184		1.41
CRE debt securities[5]	1		2		2		0.02
Total investment portfolio	**99**	**$**	**3,383**	**$**	**892**	**$**	**6.83**
Plus: cash & net assets[6]			381		207		1.58
Total - GAAP		**$**	**3,765**	**$**	**1,099**	**$**	**8.41**
Plus: accumulated D&A[7]			215		215		1.65
Less: non-GAAP impariment of real estate[8]			(128)		(128)		(0.98)
Total - Undepreciated		**$**	**3,852**	**$**	**1,186**	**$**	**9.08**

BRIGHTSPIRE CAPITAL

Above charts exclude the impact of CECL reserves. In addition, "Property Type" chart excludes CRE debt securities
$ in millions, except per share data; as of June 30, 2024; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO OVERVIEW

Overview

83	Total number of investments
$2.8B	Total loan portfolio
$33M	Average investment size
0.5 yrs.	W.A. remaining term[9]
1.9 yrs.	W.A. extended remaining term[10]
8.6%	W.A. unlevered all-in yield[11]
3.2	W.A. risk ranking
100%	of senior loans are floating rate
71%	W.A. loan-to-value (senior loans only)

Investment Type



3%
97%
Senior mortgage loans
Mezzanine loans

Property Type



7%
1%
8%
54%
30%
Multifamily
Hotel
Industrial
Office
Other / Mixed-use

Region



West 44%
Northeast 12%
Southwest 37%
Southeast 7%

Loan Portfolio Activity



$2,830
Total Loan Count 85
$9
$9
($85)
($9)
$2,754
Total Loan Count 83
3/31/24 Loan Portfolio
Total New Loans (Initial Fundings)
Additional Loan Fundings (12)
Total Repayments
Other (13)
6/30/24 Loan Portfolio

BRIGHTSPIRE CAPITAL

Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves
$ in millions, unless otherwise stated; as of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO DIVERSIFICATION

(At BRSP share)	Number of investments	Collateral Type: Carrying value	Collateral Type: % of carrying value	Region Exposure as a % of Carrying Value: West	Southwest	Northeast	Southeast
Multifamily	49	$ 1,481,325	54%	19%	30%	2%	4%
Office	24	821,219	30%	15%	8%	5%	3%
Hotel	3	220,504	8%	8%	--	0%	--
Other / Mixed-use	5	195,650	7%	2%	--	6%	--
Industrial	2	35,643	1%	1%	--	--	--
Total	**83**	**$ 2,754,341**	**100%**	**44%**	**37%**	**12%**	**7%**
General CECL reserves		(171,833)					
Total – Net of general CECL reserves		**$ 2,582,507**					

Property Type Exposure by Region



Multifamily
7%
3%
35%
55%
Office
10%
15%
50%
25%
Hotel
6%
94%
Other / Mixed-use
22%
78%
Industrial
100%
West
Southwest
Northeast
Southeast

Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves
$ in thousands; as of June 30, 2024; at BRSP share

LOAN PORTFOLIO SUMMARY

(At BRSP share)	Number of investments	Carrying value	% of carrying value	Net carrying value	W.A. unlevered all-in yield[11]	W.A. extended term (years)[10]
Floating rate						
Senior mortgage loans	78	$ 2,666,957	97%	$ 789,828	8.7%	1.9
Mezzanine loans	1	12,450	0%	12,450	16.3%	0.3
Total / W.A. floating rate	**79**	**2,679,407**	**97%**	**802,278**	**8.7%**	**1.9**
Fixed rate						
Mezzanine loans	4	74,934	3%	74,934	5.3%	1.8
Total / W.A. fixed rate	**4**	**74,934**	**3%**	**74,934**	**5.3%**	**1.8**
Total / W.A.	**83**	**$ 2,754,341**	**100%**	**$ 877,212**	**8.6%**	**1.9**
General CECL reserves		(171,833)		(171,833)		
Total / W.A. – Net of general CECL reserves		**$ 2,582,507**		**$ 705,378**		

BRIGHTSPIRE CAPITAL

$ in thousands; as of June 30, 2024; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO MATURITIES

Weighted average fully extended remaining term of approximately 1.9 years across the loan portfolio

Fully Extended Loan Maturities[10]



$ in Millions
$1,250
$1,000
$750
$500
$250
$0
Fully extended loan maturities (carrying value)
Unfunded commitments
Minimal final maturities in 2024
$253
$10
$537
$26
$1,137
$56
$827
$35
2024
2025
2026
2027+

Above chart based on GAAP gross carrying value and excludes the impact of CECL reserves
As of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

BRIGHTSPIRE CAPITAL

NET LEASE REAL ESTATE & OTHER REAL ESTATE SUMMARY

(At BRSP share)	Number of investments	BRSP ownership %	Rentable square feet ("RSF") / Units	Carrying value	% of carrying value	Net carrying value	Q2'24 NOI (at BRSP share)	W.A. % leased at end of period[14]	W.A. remaining lease term (years)[15]
Net lease real estate ("NNN")									
Office*	3	100%	1,812 RSF	$ 256,452	32%	$ 55,915	$ 6,145	100%	5.6
Industrial	1	100%	2,787 RSF	240,663	30%	40,663	5,049	100%	14.1
Retail	4	100%	468 RSF	28,519	4%	(9,309)	1,110	100%	3.8
Total / W.A. - NNN	**8**	**100%**	**5,068 RSF**	**$ 525,634**	**66%**	**$ 87,268**	**$ 12,305**	**100%**	**9.4**
**Other real estate ("Other RE") ** **									
Office	6	95%	1,970 RSF	$ 239,076	30%	$ 82,856	$ 4,598	62%	4.2
Multifamily	1	100%	236 Units	33,985	4%	14,185	185	87%	n/a
Total / W.A. – Other RE	**7**	**96%**	**n/a**	**$ 273,062**	**34%**	**$ 97,042**	**$ 4,783**	**65%**	**4.2**
Total / W.A.	**15**	**99%**	**n/a**	**$ 798,696**	**100%**	**$ 184,310**	**$ 17,088**	**88%**	**7.8**

Region



West 36%
Southwest 4%
Midwest 16%
Northeast 20%
Europe 24%

Property Type



4%
4%
30%
62%
Office
Industrial
Multifamily
Retail

W.A. Remaining Lease Term[15]



3%
32%
65%
5.0+
2.5 - 5.0
<2.5

BRIGHTSPIRE CAPITAL

* Net lease office NOI excludes the offsetting impact of FX forward currency hedges related to the Norway Office Net Lease property, which expired in May 2024
** Includes $124M of carrying value related to four office properties and one multifamily property, which were acquired through foreclosure or deed-in-lieu of foreclosure during the year ended December 31, 2023
Above charts based on GAAP gross carrying value; $ and RSF in thousands; as of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO WATCH LIST LOANS

Investment	San Jose, CA Senior Loan (Loan 74)	Santa Clara, CA Senior Loan (Loan 1)	Arlington, TX Senior Loan (Loan 5)	Las Vegas, NV Senior Loan (Loan 6)	Fort Worth, TX Senior Loan (Loan 9)	Milpitas, CA Mezzanine Loan (Loan 19)
Investment Type	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Fixed-Rate Mezzanine Loan
Origination Date / Transaction Type	January 2018 / Acquisition	June 2019 / Acquisition	February 2021 / Acquisition	May 2021 / Acquisition	March 2021 / Acquisition	December 2019 / Construction
Collateral	Hotel / 541 keys	Multifamily (Land) / 950 units	Multifamily / 436 units	Multifamily / 252 units	Multifamily / 356 units	Multifamily / 213 units
Carrying Value	$136M	$57M	$48M	$47M	$42M	$33M
Loan Basis	$251k / Key	$60k / Unit	$110k / Unit	$187k / Unit	$118k / Unit	n/a
Cash Coupon	n/a*	SOFR + 5.5%	SOFR + 3.7%	SOFR + 3.5%	SOFR + 3.6%	n/a*
Extended Maturity Date[10]	November 2026	February 2025	February 2026	June 2026	April 2026	March 2026
Risk Ranking (Q2'24 / Q1'24)	5 / 4	4 / 4	4 / 4	4 / 4	4 / 3	4 / 3

BRIGHTSPIRE CAPITAL

* Loans that are on non-accrual status
As of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

LOAN PORTFOLIO WATCH LIST LOANS (CONT'D)

Investment	**Las Vegas, NV Mezzanine Loan** (Loan 25)	**Phoenix, AZ Senior Loan** (Loan 42)	**Tualatin, OR Senior Loan** (Loan 55)	**Reston, VA Senior Loan** (Loan 57)	**Dallas, TX Senior Loan** (Loan 58)	**Richardson, TX Senior Loan** (Loan 72)
Investment Type	Fixed-Rate Mezzanine Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan
Origination Date / Transaction Type	February 2022 / Construction	June 2021 / Acquisition	November 2021 / Refinancing	September 2021 / Refinancing	November 2021 / Refinancing	November 2021 / Acquisition
Collateral	Multifamily / 294 units	Multifamily / 165 units	Office / 342k RSF	Office/ 270k RSF	Office / 328k RSF	Office / 122k RSF
Carrying Value	$29M	$19M	$41M	$39M	$38M	$14M
Loan Basis	n/a	$115k / Unit	$120 / RSF	$144 / RSF	$116 / RSF	$115 / RSF
Cash Coupon	7.0%*	SOFR + 3.5%	SOFR + 1.5%	SOFR + 2.1%	SOFR + 4.0%	SOFR + 4.1%
Extended Maturity Date[10]	February 2027	July 2026	December 2026	October 2026	December 2025	December 2026
Risk Ranking (Q2'24 / Q1'24)	4 / 3	4 / 4	4 / 4	4 / 4	4 / 4	4 / 4

BRIGHTSPIRE CAPITAL

* Loan 25 has a payment-in-kind provision of 5.0%. In July 2024, Loan 25 was placed on nonaccrual status. As such, no income will be recognized beginning in the third quarter of 2024
As of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

INVESTMENT UPDATES

Net Lease Real Estate & Other Real Estate

(At BRSP share)	Collateral type	City, State	Origination date	# of properties	# of buildings	Rentable square feet ("RSF")	W.A. % leased[14]	W.A. lease term (yrs)[15]	Undepreciated carrying value	Principal amount of debt	Undepreciated net carrying value	Final debt maturity	Q2'24 NOI
Net lease 1	Industrial	Various - U.S.	Aug-18	2	2	2,787k RSF	100%	14.1	$292M	$200M	$92M	Sep-33	$5.0M

Two warehouse distribution facilities located in Tracy, California and Tolleson, Arizona, leased to a creditworthy single tenant (a national grocer). The remaining lease term of 14.1 years ends in 2038, has annual rent increases of 1.5% and includes nine 5-year extension periods with rent adjusted to market. The interest-only debt consists of a mortgage and mezzanine financing totaling $200 million at a blended fixed rate of 4.8% with an initial maturity of September 2028 and a final maturity of September 2033. The tenant has made all rent payments and is current on all its financial obligations under the Warehouse Distribution Portfolio Lease.

Net lease 2	Office	Stavanger, Norway	Jul-18	1	26	1,291k RSF	100%	5.9	$150M	$150M	--	Jun-25	$4.4M

The office campus located in Stavanger, Norway is 100% occupied by a single creditworthy tenant. The current lease has a remaining term of approximately six years, ending in 2030. The lease has annual rent increases based on the Norwegian CPI Index and had a 6.1% rent increase in 2023. The tenant has made significant capital improvements over the last ten years at its own expense. The tenant has the option to extend the lease for two 5-year periods at the same terms with rent adjusted to market and the ability to reduce their total occupied space.

Financing consists of a mortgage payable of $150 million (NOK 1.6 billion) with a fixed rate of 3.9%, which matures in June 2025, at which time there will be five years remaining on the initial lease term. The financing includes a provision for annual appraisal valuation each May with loan-to-value ("LTV") tests declining from 75% LTV beginning in year five, to 70% LTV after year eight and 65% LTV after year nine. The most recent valuation in May 2024 resulted in an LTV above the current 65% threshold. As a result, the trustee placed the property into a cash flow sweep in July 2024 where excess cash flow is utilized to amortize the principal of the mortgage.

The tenant has made all rent payments and is current on all its financial obligations under the lease. Both the lease payments and mortgage debt service are NOK denominated currency. Our USD-NOK forward swaps on the lease payments expired in May 2024. As of June 30, 2024, the Company no longer holds any derivative instruments.

Other real estate 1	Office	Creve Coeur, MO	Sep-14	7	7	848k RSF	86%	3.4	$95M	$95M	--	Oct-24	$2.4M

A 848k SF mixed-use, class-A office and retail campus located in Creve Coeur in the West County submarket of St. Louis, Missouri. Currently 86% occupied, with approximately 322k RSF or 44% of tenancy expected to roll by the end of 2025, and an additional 165k RSF or 23% of tenancy is scheduled to roll in 2026 and 2027. We estimate the property will require TI/LC and capital expenditures of approximately $22 million through 2027. Operating and strategic challenges include the remote work environment, declining margins due to flat rents and increasing operating expenses from inflation, and a challenging capital markets environment.

Financing consists of a $95 million loan at a fixed rate of 4.5%, which matures in October 2024. BRSP is currently in discussion with the lender to modify the loan, provided, however, the likelihood of achieveing any loan modification is not known at this time.

Other real estate 2	Office	Warrendale, PA	Dec-14	5	5	497k RSF	85%	5.0	$61M	$61M	--	Jan-25	$1.6M

A 497k SF office campus located within the North Pittsburgh submarket of Warrendale, PA. The Property is currently 85% occupied with a WALT of 5.0 years. Approximately 25% of net RSF is scheduled to roll before December 2026. We successfully completed 220k SF (39% of net RSF) of leasing in 2023, contributing approximately $8.0 million in TI/LCs. We estimate the property will require approximately $7.0 million of additional TI/LC capital expenditures through the end of 2027.

Financing consists of a $61 million loan at a rate of 4.3%, which matures in January 2025. BRSP is evaluating loan extension opportunities which remain uncertain for office properties.

As of June 30, 2024, unless otherwise stated; at BRSP share
Note: Refer to the Appendix for a definition of NOI and a reconciliation of NOI to GAAP net income (loss)

Loan Portfolio

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[11]	Extended maturity date[10]	LTV	Q2'24 Risk ranking	Q1'24 Risk ranking
Multifamily											
Loan 1 *	Senior	Jun-19	Santa Clara, CA	$ 57	Floating	S+5.5%	10.8%	Feb-25	69%	4	4
Loan 2	Senior	May-22	Las Vegas, NV	55	Floating	S+2.0%	8.9%	Jun-27	74%	3	4
Loan 3	Senior	Mar-22	Austin, TX	50	Floating	S+3.3%	8.6%	Mar-27	75%	3	3
Loan 4	Senior	Jul-21	Dallas, TX	50	Floating	S+3.4%	8.7%	Aug-26	74%	3	3
Loan 5	Senior	Feb-21	Arlington, TX	48	Floating	S+3.7%	11.5%	Feb-26	81%	4	4
Loan 6	Senior	May-21	Las Vegas, NV	47	Floating	S+3.5%	8.8%	Jun-26	70%	4	4
Loan 7	Senior	Mar-22	Louisville, KY	43	Floating	S+3.7%	9.0%	Apr-27	72%	3	3
Loan 8	Senior	Jul-21	Jersey City, NJ	43	Floating	S+3.1%	8.8%	Aug-26	66%	3	3
Loan 9	Senior	Mar-21	Fort Worth, TX	42	Floating	S+3.6%	8.9%	Apr-26	83%	4	3
Loan 10	Senior	Jul-21	Dallas, TX	40	Floating	S+3.2%	8.6%	Aug-26	77%	3	3
Subtotal / W.A. top 10 multifamily				$ 477		3.5%	9.3%	Jul-26	n/a	3.4	n/a
Loan 11	Senior	Dec-21	Denver, CO	$ 40	Floating	S+3.3%	9.0%	Dec-26	74%	3	3
Loan 12	Senior	Mar-22	Long Beach, CA	39	Floating	S+3.4%	8.7%	Apr-27	80%	3	3
Loan 13	Senior	Jul-22	Irving, TX	38	Floating	S+3.6%	9.4%	Aug-27	75%	3	3
Loan 14	Senior	Dec-20	Austin, TX	37	Floating	S+3.2%	8.6%	Jan-26	54%	3	3
Loan 15	Senior	Jan-22	Dallas, TX	37	Floating	S+3.5%	8.8%	Feb-27	75%	3	3
Loan 16	Senior	Sep-21	Carrollton, TX	36	Floating	S+3.2%	8.9%	Oct-25	73%	3	3
Loan 17	Senior	Jan-22	Los Angeles, CA	36	Floating	S+3.4%	9.0%	Feb-27	76%	3	3
Loan 18	Senior	Jul-21	Phoenix, AZ	33	Floating	S+3.4%	9.0%	Aug-26	73%	3	3
Loan 19 **	Mezzanine	Dec-19	Milpitas, CA	33	Fixed	n/a	n/a	Mar-26	58% – 79%	4	3
Loan 20	Senior	Mar-21	Mesa, AZ	32	Floating	S+3.8%	9.1%	Apr-26	71%	3	3
Subtotal / W.A. top 20 multifamily				$ 837		3.3%	8.8%	Aug-26	n/a	3.3	n/a
Loan 21	Senior	Apr-21	Las Vegas, NV	$ 30	Floating	S+3.2%	8.5%	May-26	76%	3	3
Loan 22	Senior	Apr-22	Mesa, AZ	30	Floating	S+3.4%	9.0%	May-27	75%	3	3
Loan 23	Senior	Feb-22	Long Beach, CA	30	Floating	S+3.4%	8.7%	Mar-27	71%	3	3
Loan 24	Senior	Jul-21	Plano, TX	29	Floating	S+3.2%	8.9%	Feb-25	75%	3	3
Loan 25 *,***	Mezzanine	Feb-22	Las Vegas, NV	29	Fixed	7.0%	12.3%	Feb-27	56% – 79%	4	3
Loan 26	Senior	Aug-21	Glendale, AZ	29	Floating	S+3.3%	8.9%	Sep-26	75%	3	3
Loan 27	Senior	May-21	Houston, TX	28	Floating	S+3.1%	8.5%	Jun-26	67%	3	3
Loan 28	Senior	Dec-21	Fort Mill, SC	27	Floating	S+3.3%	8.9%	Jan-27	71%	3	3
Loan 29	Senior	Dec-21	Phoenix, AZ	25	Floating	S+3.6%	9.3%	Jan-27	75%	3	3
Loan 30	Senior	Jul-22	Irving, TX	25	Floating	S+3.6%	9.4%	Aug-27	72%	3	3
Loan 31	Senior	Mar-22	Glendale, AZ	25	Floating	S+3.5%	9.1%	Mar-27	73%	3	3
Loan 32	Senior	Jul-21	Aurora, CO	24	Floating	S+3.2%	8.9%	Jul-26	73%	3	3
Loan 33	Senior	Mar-22	Phoenix, AZ	24	Floating	S+3.7%	9.3%	Apr-27	74%	3	3
Loan 34	Senior	Nov-21	Austin, TX	23	Floating	S+3.4%	9.0%	Nov-26	78%	3	3
Loan 35	Senior	Jun-21	Phoenix, AZ	22	Floating	S+3.3%	8.9%	Jul-26	71%	3	3

BRIGHTSPIRE CAPITAL

* Loans in which the underlying collateral is related to construction/development project
** Loans that are on non-accrual status
*** Loan 25 has a payment-in-kind provision of 5.0%. In July 2024, Loan 25 was placed on nonaccrual status. As such, no income will be recognized beginning in the third quarter of 2024
$ in millions; as of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[11]	Extended maturity date[10]	LTV	Q2'24 Risk ranking	Q1'24 Risk ranking
Loan 36	Senior	Jul-21	Oregon City, OR	$ 22	Floating	S+3.4%	9.0%	Aug-26	73%	3	3
Loan 37	Senior	Jan-22	Austin, TX	20	Floating	S+3.4%	8.7%	Feb-27	76%	3	3
Loan 38	Senior	Sep-21	Denton, TX	20	Floating	S+3.3%	9.0%	Oct-25	61%	3	3
Loan 39	Senior	Aug-21	La Mesa, CA	20	Floating	S+3.0%	8.3%	Aug-25	72%	3	3
Loan 40	Senior	Dec-21	Gresham, OR	19	Floating	S+3.6%	9.0%	Jan-27	76%	3	3
Loan 41	Senior	Sep-21	Bellevue, WA	19	Floating	S+3.0%	8.4%	Sep-25	71%	3	3
Loan 42	Senior	Jun-21	Phoenix, AZ	19	Floating	S+3.5%	8.8%	Jul-26	63%	4	4
Loan 43	Senior	May-22	Charlotte, NC	19	Floating	S+3.5%	8.8%	May-27	70%	3	3
Loan 44	Senior	Jul-21	Salt Lake City, UT	18	Floating	S+3.4%	9.0%	Aug-26	73%	3	3
Loan 45	Senior	Apr-22	Tacoma, WA	18	Floating	S+3.3%	8.6%	May-27	64%	3	3
Loan 46	Senior	Jun-21	Phoenix, AZ	18	Floating	S+3.2%	8.9%	Jul-26	75%	3	3
Loan 47	Senior	Jul-21	Durham, NC	15	Floating	S+3.4%	9.0%	Aug-26	58%	3	3
Loan 48	Senior	Mar-22	Glendale, AZ	12	Floating	S+3.5%	9.1%	Mar-27	73%	3	3
Loan 49	Mezzanine	Jul-14	Various - TX	4	Fixed	9.5%	9.5%	Aug-24	71% - 83%	3	3
Total / W.A. multifamily loans				$ 1,481		3.4%	8.9%	Aug-26	n/a	3.2	n/a
Office											
Loan 50	Senior	Dec-18	Carlsbad, CA	$ 76	Floating	S+3.9%	9.7%	Dec-24	75%	3	3
Loan 51	Senior	Jan-21	Phoenix, AZ	75	Floating	S+3.7%	9.0%	Feb-26	70%	3	3
Loan 52	Senior	Aug-18	San Jose, CA	74	Floating	S+2.6%	7.9%	Aug-25	75%	3	3
Loan 53	Senior	Feb-19	Baltimore, MD	58	Floating	S+3.6%	9.0%	Feb-25	74%	3	3
Loan 54	Senior	May-22	Plano, TX	41	Floating	S+4.3%	9.6%	Jun-27	64%	3	3
Loan 55	Senior	Nov-21	Tualatin, OR	41	Floating	S+1.5%	9.7%	Dec-26	66%	4	4
Loan 56	Senior	Apr-22	Plano, TX	40	Floating	S+4.1%	9.4%	May-27	70%	3	3
Loan 57	Senior	Sep-21	Reston, VA	39	Floating	S+2.1%	9.5%	Oct-26	71%	4	4
Loan 58	Senior	Nov-21	Dallas, TX	38	Floating	S+4.0%	9.3%	Dec-25	61%	4	4
Loan 59	Senior	Apr-22	San Jose, CA	34	Floating	S+4.2%	9.5%	Apr-27	70%	3	3
Subtotal / W.A. top 10 office				$ 515		3.4%	9.2%	Feb-26	n/a	3.2	n/a
Loan 60	Senior	Apr-21	San Diego, CA	$ 33	Floating	S+3.6%	9.0%	May-26	55%	3	3
Loan 61	Senior	Mar-22	Blue Bell, PA	29	Floating	S+4.2%	9.5%	Apr-25	59%	3	3
Loan 62	Senior	Oct-21	Blue Bell, PA	28	Floating	S+3.8%	9.1%	Apr-25	78%	3	3
Loan 63	Senior	Feb-19	Charlotte, NC	28	Floating	S+3.3%	8.7%	Jul-25	51%	3	3
Loan 64	Senior	Dec-21	Hillsboro, OR	27	Floating	S+4.0%	9.6%	Dec-24	71%	3	3
Loan 65	Senior	Jul-21	Denver, CO	24	Floating	S+4.4%	10.1%	Aug-26	66%	3	3
Loan 66	Senior	Sep-19	San Francisco, CA	24	Floating	S+3.3%	8.6%	Oct-24	77%	3	3
Loan 67	Senior	Aug-19	San Francisco, CA	23	Floating	S+2.9%	8.3%	Sep-24	79%	3	3
Loan 68	Senior	Oct-20	Denver, CO	20	Floating	S+3.7%	9.0%	Nov-25	64%	3	3
Loan 69	Senior	Oct-21	Burbank, CA	17	Floating	S+4.0%	9.7%	Nov-26	51%	3	3
Subtotal / W.A. top 20 office				$ 767		3.5%	9.2%	Dec-25	n/a	3.2	n/a

BRIGHTSPIRE CAPITAL

$ in millions; as of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[11]	Extended maturity date[10]	LTV	Q2'24 Risk ranking	Q1'24 Risk ranking
Office											
Loan 70	Senior	Aug-21	Los Angeles, CA	$ 16	Floating	S+4.6%	10.0%	Sep-26	58%	3	3
Loan 71	Senior	Nov-21	Charlotte, NC	15	Floating	S+4.5%	10.2%	Dec-26	67%	3	3
Loan 72	Senior	Nov-21	Richardson, TX	14	Floating	S+4.1%	9.8%	Dec-26	71%	4	4
Loan 73 *	Mezzanine	Feb-23	Baltimore, MD	9	Fixed	n/a	n/a	Feb-25	74% - 75%	3	3
Total / W.A. office loans				$ 821		3.5%	9.1%	Dec-25	n/a	3.2	n/a
Hotel											
Loan 74 *	Senior	Jan-18	San Jose, CA	$ 136	Floating	n/a	n/a	Nov-26	73%	5	4
Loan 75	Senior	Jun-18	Englewood, CO	72	Floating	S+3.5%	9.1%	Feb-25	68%	3	3
Loan 76	Mezzanine	Jan-17	New York, NY	12	Floating	S+11.0%	16.3%	Oct-24	67% - 80%	3	3
Total / W.A. hotel loans				$ 221		1.8%	3.9%	Mar-26	n/a	4.2	n/a
Other / Mixed-use											
Loan 77	Senior	Oct-19	Brooklyn, NY	$ 78	Floating	S+4.2%	9.5%	Nov-24	79%	3	3
Loan 78	Senior	Jan-22	New York, NY	46	Floating	S+3.5%	8.8%	Feb-27	76%	3	3
Loan 79	Senior	Jun-21	South Pasadena, CA	34	Floating	S+5.0%	10.4%	Jun-26	71%	3	3
Loan 80	Senior	May-22	Brooklyn, NY	29	Floating	S+4.4%	9.7%	May-27	68%	3	3
Loan 81	Senior	Apr-24	South Pasadena, CA	9	Floating	S+9.8%	15.1%	Sep-24	84%	3	3
Total / W.A. other / mixed-use loans				$ 196		4.4%	9.8%	Jan-26	n/a	3.0	n/a
Industrial											
Loan 82	Senior	Jul-22	Ontario, CA	$ 24	Floating	S+3.3%	9.0%	Aug-27	66%	3	3
Loan 83	Senior	Mar-22	Commerce, CA	12	Floating	S+3.3%	8.6%	Apr-27	60%	3	3
Total / W.A. industrial loans				$ 36		3.3%	8.8%	Jun-27	n/a	3.0	n/a
Total / W.A. loan portfolio				$ 2,754		3.4%	8.6%	May-26	n/a	3.2	n/a
General CECL reserves				(172)							
Total / W.A. loan portfolio, net of general CECL reserves				$ 2,583							

BRIGHTSPIRE CAPITAL

* Loans that are on non-accrual status
$ in millions; as of June 30, 2024, unless otherwise stated; at BRSP share
See footnotes in the appendix

INVESTMENT DETAIL (CONT'D)

Net Lease Real Estate & Other Real Estate

(At BRSP share)	Origination date	Collateral type	City, State	Undepreciated carrying value	Outstanding debt (UPB)	Net carrying value	Q2'24 NOI	# of properties	# of buildings	Rentable square feet ("RSF") / Units	W.A. % leased[14]	W.A. lease term (yrs)[15]
Net lease real estate												
Net lease 1	Aug-18	Industrial	Various - U.S.	$ 292	$ 200	$ 41	$ 5.0	2	2	2,787 RSF	100%	14.1
Net lease 2 *	Jul-18	Office	Stavenger, Norway	150	150	40	4.4	1	26	1,291 RSF	100%	5.9
Net lease 3	Jul-06	Office	Aurora, CO	55	29	9	1.1	1	1	184 RSF	100%	3.4
Net lease 4	Jun-06	Office	Indianapolis, IN	39	22	7	0.7	1	1	338 RSF	100%	6.5
Net lease 5	Sep-06	Retail	Various - U.S.	28	28	(9)	0.7	7	7	320 RSF	100%	3.5
Net lease 6	Sep-06	Retail	Keene, NH	7	7	(3)	0.1	1	1	45 RSF	100%	4.6
Net lease 7	Sep-06	Retail	South Portland, ME	5	-	3	0.2	1	1	53 RSF	100%	7.6
Net lease 8	Sep-06	Retail	Fort Wayne, IN	3	3	(0)	0.1	1	1	50 RSF	100%	0.2
Total / W.A. net lease real estate				$ 578	$ 438	$ 87	$ 12.3	15	40	5,068 RSF	100%	9.4
Other real estate												
Other real estate 1 **	Sep-14	Office	Creve Coeur, MO	$ 95	$ 95	$ (7)	$ 2.4	7	7	848 RSF	86%	3.4
Other real estate 2 **	Dec-14	Office	Warrendale, PA	61	61	(0)	1.6	5	5	497 RSF	85%	5.0
Other real estate 3 ***	Jun-23	Office	Long Island City, NY	36	-	36	(0.1)	1	1	128 RSF	9%	6.3
Other real estate 4 ***	Jul-23	Multifamily	Phoenix, AZ	36	20	14	0.2	1	1	236 Units	87%	n/a
Other real estate 5 ***	Jun-23	Office	Long Island City, NY	30	-	28	0.5	1	1	221 RSF	30%	4.6
Other real estate 6 ***	Jun-23	Office	Washinton D.C.	20	-	20	(0.1)	1	1	186 RSF	23%	0.8
Other real estate 7 ***	Jul-23	Office	Oakland, CA	7	-	7	0.2	1	1	91 RSF	44%	2.8
Total / W.A. other real estate				$ 286	$ 176	$ 97	$ 4.8	17	17	n/a	65%	4.2
Total / W.A. net lease real estate and other real estate				$ 864	$ 614	$ 184	$ 17.1	32	57	n/a	88%	7.8

CRE Debt Securities

(At BRSP share)	Carrying value
CRE debt securities	
CRE debt securities (1 investment)[5]	$ 2
Total / W.A. CRE debt securities	$ 2

BRIGHTSPIRE CAPITAL

* Q2'24 NOI excludes the offsetting impact of FX forward currency hedges related to the Norway Office Net Lease property, which expired in May 2024
** The current maturity of the debt on Other real estate 1 is October 2024 and on Other real estate 2 is January 2025
*** Reflects properties acquired through foreclosure or deed-in-lieu of foreclosure
$ in millions; rentable square feet in thousands; as of June 30, 2024; at BRSP share
See footnotes in the appendix

CAPITALIZATION HIGHLIGHTS

Diversified capital structure of primarily non-recourse debt and a 2.1x debt-to-equity ratio. Embedded capacity under existing financing facilities including an undrawn corporate revolver and $1.0B of repurchase facilities availability

Key Financial Metrics

$3.7B	Total capitalization *(excluding cash)*
$2.5B	Total outstanding debt
$165M	Corporate revolving credit facility availability *As of July 26, 2024 (fully undrawn)*
$1.0B	Master repurchase facilities availability *As of July 26, 2024*
2.1x	Debt-to-equity ratio[(3)]
65%	Debt-to-asset ratio[(16)]
6.62%	Blended all-in cost of financing[(17)]

Capital Structure



1%
16%
32%
Total capitalization
$3.7B
24%
27%
Stockholders' equity (undepreciated)
Master repurchase facilities (limited recourse)
Securitization bonds payable (non-recourse)
Mortgage debt (non-recourse)
Other debt (non-recourse)

CAPITALIZATION SUMMARY

(At BRSP share)	Recourse vs. non-recourse[18]	W.A. extended maturity[19]	W.A. contractual interest rate[19]	W.A. all-in COF[17]		Outstanding debt (UPB)
Corporate debt						
Corporate revolving credit facility	Recourse	Jan-27	S + 2.25%	7.70%	$	-
Investment-level debt						
Master repurchase facilities	Limited recourse	Apr-27	S + 1.96%	7.30%		998,699
Securitization bonds payable (2021-FL1)	Non-recourse	Aug-38	S + 1.56%	7.01%		552,179
Mortgage debt – net lease (fixed)	Non-recourse	Jul-29	4.38%	4.38%		438,365
Securitization bonds payable (2019-FL1)	Non-recourse	Aug-35	S + 2.17%	7.62%		311,585
Mortgage debt – other real estate (fixed)	Non-recourse	Nov-24	4.40%	4.40%		156,220
Other debt	Non-recourse	Jun-26	S + 4.25%	9.59%		34,466
Total / W.A. debt (BRSP share)		**Jan-31**		**6.62%**	**$**	**2,491,514**

		Book value
Stockholders' equity	$	1,098,759
GAAP net book value (BRSP share)		**1,098,759**
Accumulated depreciation and amortization		215,178
Non-GAAP impairment of real estate		(128,325)
Undepreciated book value (BRSP share)		**1,185,612**
Total capitalization (undepreciated)	**$**	**3,677,126**

BRIGHTSPIRE CAPITAL

Note: during the second quarter 2024, the Company recorded approximately $2.2M of amortization of deferred financing costs, which implies approximately 24 bps of annualized financing costs on the Company's total debt capacity as of June 30, 2024
$ in thousands; as of June 30, 2024; at BRSP share
See footnotes in the appendix

INTEREST RATE SENSITIVITY

100% of senior mortgage loan value is floating rate

Annual Net Interest Income Sensitivity to Changes in Benchmark Rates – Total Portfolio

SOFR: 5.34%
(As of June 30, 2024)



$5.0
$0.0
($5.0)
($10.0)
($15.0)
$ in Millions
($12.0)
($0.09)
per share
($9.4)
($0.07)
per share
($6.3)
($0.05)
per share
($3.2)
($0.02)
per share
$0.01
per share
$1.6
(2.00%)
(1.50%)
(1.00%)
(0.50%)
0.25%
Incremental Rate of Change*

* Reflects incremental changes to SOFR spot rate as of June 30, 2024
$ in millions, except per share data; as of June 30, 2024; at BRSP share

BRIGHTSPIRE CAPITAL

APPENDIX



BRIGHTSPIRE CAPITAL

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations.

We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) general CECL reserves determined by probability of default/loss given default ("PD/LGD") model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to-market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) realized specific CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.

Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares.

We believe NOI to be a useful measure of operating performance of our net leased and other real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjustments for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company's properties, NOI provides a measure of operating performance independent of the Company's capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company's properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS (CONT'D)

The Company presents pro rata ("at share" or "at BRSP share") financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests' ("NCI") share of assets, liabilities, profits and losses was computed by applying noncontrolling interests' economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company's economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company's pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

We present undepreciated book value, which is a non-GAAP supplemental financial measure. We believe that presenting undepreciated book value is a more useful and consistent measure of the value of our current portfolio and operations for our investors. It additionally enhances the comparability to our peers who do not hold real estate investments. Undepreciated book value excludes our share of accumulated depreciation and amortization on real estate investments (including related intangible assets and liabilities). It also excludes our share of the carrying value on certain net leased and other real estate office properties whose non-recourse mortgages mature within 12 months. Our ability to refinance at their maturity dates is burdened by the current interest rate environment, lenders' aversion to finance or refinance office properties and/or associated improvements or paydowns potentially demanded at such properties. Loan maturity defaults can lead to foreclosures. Given this potential likelihood, we believe it is prudent to recognize impairments and exclude our share of the carrying value related to these properties. The Company calculates undepreciated book value per share based on the total number of outstanding common shares.

We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the principal amount divided by the appraisal value for the in-place collateral as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

Senior loans reflect the initial loan amount divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value for the in-place collateral as of the date of the most recent as-is appraisal. Construction senior loans' loan-to-value reflect the total commitment amount of the loan divided by the as completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis.

Mezzanine loans include attachment and detachment loan-to-values, respectively. Attachment loan-to-value reflects initial funding of loans senior to our position divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value for the in-place collateral as of the date of the most recent appraisal. Detachment loan-to-value reflects the cumulative initial funding of our loan and the loans senior to our position divided by the as-is value as of the date the loan was originated, or the cumulative principal amount divided by the appraised value for the in-place collateral as of the date of the most recent appraisal. Construction mezzanine loans include attachment and detachment loan-to-value, respectively. Attachment loan-to-value reflects the total commitment amount of loans senior to our position divided by as-completed appraised value, or the total commitment amount of loans senior to our position divided by projected total cost basis. Detachment loan-to-value reflect the cumulative commitment amount of our loan and the loans senior to our position divided by as-completed appraised value, or the cumulative commitment amount of our loan and loans senior to our position divided by projected total cost basis.

We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five-point scale, our loans held for investment are ranked "1" through "5," from less risk to greater risk, and the rankings are updated quarterly. At the time of origination or purchase, loans held for investment are ranked as a "3" and will move accordingly going forward based on the rankings which are defined as follows:

1. *Very Low Risk*
2. *Low Risk*
3. *Medium Risk*
4. *High Risk / Potential for Loss* – A loan that has a high risk of realizing a principal loss
5. *Impaired / Loss Likely* – A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss

NOTES REGARDING REPORTABLE SEGMENTS

BrightSpire Capital, Inc. ("BRSP", "BrightSpire Capital", the "Company" or "We") currently holds investment interests through the reportable segments below, which are based on how management reviews and manages its business.

Senior and Mezzanine Loans and Preferred Equity ("Loans & Preferred Equity Portfolio" or "Loan Portfolio")
The Company's Loan Portfolio may include senior mortgage loans, mezzanine loans and preferred equity interests ("preferred equity") as well as participations in such loans. The Loan Portfolio may also include acquisition, development and construction loan arrangements accounted for as equity method investments.

- Senior mortgage loans may include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile
- Mezzanine loans may include other subordinated loans
- Preferred equity interests may include related equity participation interests

Net Leased Real Estate and Other Real Estate ("Net Lease and Other Real Estate")
The Company's Net Lease Real Estate investments includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance, capital expenditures and real estate taxes. Other Real Estate investments includes direct ownership in commercial real estate, with an emphasis on properties with stable cash flow. Net lease and other real estate includes deferred leasing costs and other net intangibles. Other real estate currently consists of two investments with direct ownership in commercial real estate and five additional properties that we acquired through foreclosure or deed-in-lieu of foreclosure.

Corporate and Other
The Corporate segment includes corporate-level asset management and other fees including operating expenses, compensation and benefits and other fees including expenses related to our secured revolving credit facility. It currently includes CRE Debt Securities, which consists of one sub-portfolio of a real estate private equity interest ("Private Equity Interest" or "PE Interest").

CONSOLIDATED BALANCE SHEET

	June 30, 2024 (Unaudited)	December 31, 2023
Assets		
Cash and cash equivalents	$ 203,306	$ 257,506
Restricted cash	85,424	104,583
Loans held for investment	2,754,341	2,936,506
Current expected credit loss reserve	(171,330)	(76,028)
Loans held for investment, net	2,583,011	2,860,478
Real estate, net	736,870	807,985
Receivables, net	40,890	41,451
Deferred leasing costs and intangible assets, net	50,479	58,971
Assets held for sale	26,967	19,600
Other assets	50,822	47,680
Total assets	**$ 3,777,769**	**$ 4,198,254**
Liabilities		
Securitization bonds payable, net	$ 863,764	$ 912,545
Mortgage and other notes payable, net	640,057	650,293
Credit facilities	998,699	1,152,723
Accrued and other liabilities	77,068	85,501
Intangible liabilities, net	3,450	4,138
Escrow deposits payable	69,542	88,603
Dividends payable	26,126	25,985
Total liabilities	**2,678,706**	**2,919,788**
Commitments and contingencies		
Equity		
Stockholders' equity		
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.01 par value per share		
Class A, 950,000,000 shares authorized, 130,628,662 and 129,985,107 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,306	1,300
Additional paid-in capital	2,866,030	2,864,883
Accumulated deficit	(1,763,524)	(1,586,292)
Accumulated other comprehensive loss	(5,053)	(2,556)
Total stockholders' equity	1,098,759	1,277,335
Noncontrolling interests in investment entities	304	1,131
Total equity	1,099,063	1,278,466
Total liabilities and equity	**$ 3,777,769**	**$ 4,198,254**

$ in thousands, except per share data; as of June 30, 2024, unless otherwise stated

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Net interest income		
Interest income	$ 63,318	$ 74,339
Interest expense	(38,066)	(44,095)
Net interest income	25,252	30,244
Property and other income		
Property operating income	25,178	21,727
Other income	2,921	3,248
Total property and other income	28,099	24,975
Expenses		
Property operating expense	7,903	5,443
Transaction, investment and servicing expense	391	820
Interest expense on real estate	6,748	6,773
Depreciation and amortization	8,953	7,941
Increase of current expected credit loss reserve	39,901	28,966
Impairment of operating real estate	45,216	-
Compensation and benefits (including $3,150 and $3,102 of equity-based compensation expense, respectively)	9,578	9,368
Operating expense	3,008	3,273
Total expenses	121,698	62,584
Other income		
Other gain (loss), net	(142)	177
Loss before equity in earnings of unconsolidated ventures and income taxes	(68,489)	(7,188)
Income tax expense	(194)	(310)
Net loss	**(68,683)**	**(7,498)**
Net loss attributable to noncontrolling interests:		
Investment entities	823	12
Net loss attributable to BrightSpire Capital, Inc. common stockholders	**$ (67,860)**	**$ (7,486)**
Net loss per common share – basic	**$ (0.53)**	**$ (0.06)**
Net loss per common share – diluted	**$ (0.53)**	**$ (0.06)**
Weighted average shares of common stock outstanding – basic	**127,986**	**127,173**
Weighted average shares of common stock outstanding – diluted	**127,986**	**127,173**

In thousands, except per share data; as of June 30, 2024, unless otherwise stated; unaudited

CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT

	Three Months Ended June 30, 2024			
	Loans and preferred equity	Net leased and other real estate	Corporate and other	Total
Net interest income				
Interest income	$ 63,239	$ 13	$ 66	$ 63,318
Interest expense	(37,695)	(68)	(303)	(38,066)
Net interest income (expense)	25,544	(55)	(237)	25,252
Property and other income				
Property operating income	-	25,178	-	25,178
Other income	-	325	2,596	2,921
Total property and other income	-	25,503	2,596	28,099
Expenses				
Property operating expense	-	(7,903)	-	(7,903)
Transaction, investment and servicing expense	(323)	(16)	(52)	(391)
Interest expense on real estate	-	(6,748)	-	(6,748)
Depreciation and amortization	-	(8,917)	(36)	(8,953)
Increase of current expected credit loss reserve	(39,901)	-	-	(39,901)
Impairment of operating real estate	-	(45,216)	-	(45,216)
Compensation and benefits	-	-	(9,578)	(9,578)
Operating expense	(5)	-	(3,003)	(3,008)
Total expenses	(40,229)	(68,800)	(12,669)	(121,698)
Other income				
Other loss, net	-	(142)	-	(142)
Loss before equity in earnings of unconsolidated ventures and income taxes	(14,685)	(43,494)	(10,310)	(68,489)
Income tax expense	(31)	(163)	-	(194)
Net loss	(14,716)	(43,657)	(10,310)	(68,683)
Net loss attributable to noncontrolling interests:				
Investment entities	-	823	-	823
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$ (14,716)	$ (42,834)	$ (10,310)	$ (67,860)

BRIGHTSPIRE CAPITAL

$ in thousands; as of June 30, 2024; unaudited

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at share balance sheet

	As of June 30, 2024		
	Consolidated	NCI[20]	At BRSP share[21]
Assets			
Loans and preferred equity held for investment, net	$ 2,583,011	$ -	$ 2,583,011
Real estate, net	736,870	11,836	725,034
Deferred leasing costs and intangible assets, net	50,479	644	49,835
Assets held for sale	26,967	-	26,967
Cash, restricted cash, receivables and other assets	380,442	404	380,038
Total assets	$ 3,777,769	$ 12,884	$ 3,764,885
Liabilities			
Securitization bonds payable, net	$ 863,764	$ -	$ 863,764
Mortgage and other notes payable, net	640,057	11,675	628,382
Credit facilities	998,699	-	998,699
Intangible liabilities, net	3,450	309	3,141
Other liabilities, escrow deposits payable and dividends payable	172,736	596	172,140
Total liabilities	$ 2,678,706	$ 12,580	$ 2,666,126
Total equity	$ 1,099,063	$ 304	$ 1,098,759
Total liabilities and equity	$ 3,777,769	$ 12,884	$ 3,764,885
Total common shares	130,629	130,629	130,629
GAAP net book value per share	$ 8.41	$ -	$ 8.41
Accumulated depreciation and amortization[7]	$ 219,808	$ 4,630	$ 215,178
Accumulated depreciation and amortization per share[7]	$ 1.68	$ 0.03	$ 1.65
Non-GAAP impairment of real estate[8]	$ (132,573)	$ (4,248)	$ (128,325)
Non-GAAP impairment of real estate[8]	$ (1.01)	$ (0.03)	$ (0.98)
Undepreciated book value	$ 1,186,298	$ 686	$ 1,185,612
Undepreciated book value per share	$ 9.08	$ -	$ 9.08

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of June 30, 2024; unaudited
See footnotes in the appendix

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net book value to undepreciated book value

		As of June 30, 2024
GAAP net book value (excluding noncontrolling interests in investment entities)	$	1,098,759
Accumulated depreciation and amortization[7]		215,178
Non-GAAP impairment of real estate[8]		(128,325)
Undepreciated book value	$	1,185,612
GAAP net book value per share (excluding noncontrolling interests in investment entities)	$	8.41
Accumulated depreciation and amortization per share[7]		1.65
Non-GAAP impairment of real estate[8]		(0.98)
Undepreciated book value per share	$	9.08
Total common shares		130,629

In thousands, except per share data; as of June 30, 2024; unaudited
See footnotes in the appendix

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net loss to Distributable Earnings and Adjusted Distributable Earnings

	Three Months Ended June 30, 2024
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$ (67,860)
Adjustments:	
Non-cash equity compensation expense	3,150
Depreciation and amortization	9,120
Net unrealized loss (gain):	
Impairment of operating real estate	45,216
Other unrealized loss on investments	278
General CECL reserves	28,096
Adjustments related to noncontrolling interests	(1,029)
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 16,971
Distributable Earnings per share[22]	$ 0.13
Weighted average number of common shares[22]	130,665

	Three Months Ended June 30, 2024
Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 16,971
Adjustments:	
Specific CECL reserves	11,804
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 28,775
Adjusted Distributable Earnings per share[22]	$ 0.22
Weighted average number of common shares[22]	130,665

In thousands, except per share data; as of June 30, 2024; unaudited
See footnotes in the appendix

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net loss to NOI

	Three Months Ended June 30, 2024	
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$	(67,860)
Adjustments:		
Net loss attributable to non-net leased and other real estate portfolios[23]		24,942
Net income attributable to noncontrolling interests in investment entities		(823)
Amortization of above- and below-market lease intangibles		143
Interest income		(13)
Interest expense on real estate		6,748
Other income		(325)
Transaction, investment and servicing expense		84
Depreciation and amortization		8,917
Impairment of operating real estate		45,216
Operating expense		1
Other loss on investments, net		224
Income tax expense		164
NOI attributable to noncontrolling interest in investment entities		(330)
Total NOI attributable to BrightSpire Capital, Inc. common stockholders	$	17,088

$ in thousands; as of June 30, 2024; unaudited
See footnotes in the appendix

FOOTNOTES

1. Includes availability under the corporate revolving credit facility and unrestricted cash as of July 26, 2024
2. As of July 26, 2024
3. Debt-to-equity ratio based on BRSP's share of total outstanding unpaid principal balance ("UPB") divided by total stockholders' equity excluding the impact of accumulated depreciation and amortization on real estate investments and including the impact of non-GAAP impairment of real estate; stockholders' equity excludes noncontrolling interests in investment entities
4. Reflects general CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves
5. Includes one private equity secondary interest for approximately $2 million
6. Includes cash, restricted cash, net receivables, other assets, accrued and other liabilities, escrow deposits payable and dividends payable
7. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
8. Reflects non-GAAP impairment of real estate related to nine properties; refer to page 24 for additional disclosure on undepreciated book value
9. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at BRSP share as of June 30, 2024
10. Represents the remaining loan term based on the maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at BRSP share as of June 30, 2024
11. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash PIK interest income and the accrual of origination and exit fees. For W.A. calculations, unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate or benchmark floor as of June 30, 2024
12. Represents loan fundings related to the existing loan portfolio as of June 30, 2024
13. Other includes non-cash payment-in-kind ("PIK") interest income, accrual of origination and exit fees, and write downs / changes in specific CECL reserves
14. Represents the percent leased as of June 30, 2024 and is weighted by carrying value
15. Based on in-place leases (defined as occupied and paying leases) as of June 30, 2024 and assumes that no renewal options are exercised. W.A. calculation based on carrying value; excludes multifamily property type
16. Debt-to-asset ratio based on total outstanding UPB at BRSP share divided by total assets at BRSP share excluding the impact of accumulated depreciation and amortization on real estate investments and including the impact of non-GAAP impairment of real estate
17. For W.A. calculations, assumes the applicable floating benchmark rate or benchmark floor as of June 30, 2024 and is weighted on outstanding debt (UPB); excludes amortization of financing costs
18. Subject to customary non-recourse carve-outs
19. W.A. calculation based on outstanding debt (UPB)
20. Represents interests in assets held by third party partners
21. Represents the proportionate share attributed to BRSP based on BRSP's ownership percentage by asset
22. The Company calculates Distributable Earnings and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares
23. Net (income) loss attributable to non-net leased and other real estate portfolios includes net (income) loss on our senior and mezzanine loans and preferred equity and corporate and other business segments

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

American Stock & Transfer Trust Company (AST)
866-751-6317
help@astfinancial.com

ANALYST COVERAGE

Raymond James
Stephen Laws
901-579-4868

B. Riley
Matt Howlett
917-538-4762

BTIG
Thomas Catherwood
212-738-6140

Barclays
Terry Ma
212-526-7965

JMP Securities
Steve DeLaney
212-906-3517

BofA Securities
Eric Dray
646-855-5780

Jones Research
Jason Weaver
646-454-2710

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

INVESTOR RELATIONS

ADDO Investor Relations
Anne McGuinness
310-829-5400
brsp@addo.com

BRIGHTSPIRE CAPITAL


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